Dated October 11, 1996


                 P.T. FREEPORT INDONESIA COMPANY

                               and

                 RTZ INDONESIAN FINANCE LIMITED


             ______________________________________

              Credit Facility of up to $450,000,000

             ______________________________________



CONTENTS


Clause                                             Page No.


INTERPRETATION........................................  2
AMOUNT................................................  8
PURPOSE...............................................  8
CONDITIONS PRECEDENT..................................  9
AVAILABILITY OF ADVANCES.............................. 11
LENDER RETURN......................................... 12
REPAYMENT OF LOAN..................................... 15
UNDERTAKINGS.......................................... 16
ILLEGALITY............................................ 18
PAYMENTS.............................................. 18
DEFAULT............................................... 21
EXPENSES.............................................. 23
ASSIGNMENT............................................ 23
NOTICES............................................... 24
GOVERNING LAW......................................... 24
MISCELLANEOUS......................................... 25
     SCHEDULE 1....................................... 27
     Address for Notices to FI........................ 27
     SCHEDULE 2....................................... 28
     Form of Advance Request.......................... 28



THIS AGREEMENT is made October 11, 1996

BETWEEN

(1)  P.T. FREEPORT INDONESIA COMPANY of Plaza 89, 5th Floor,
     Jl.H.R. Rasuna Said Kav.X-7 No.6, Jakarta 12940 Indonesia
     ("FI") and

(2)  RTZ INDONESIAN FINANCE LIMITED of 6 St. James's Square,
     London SW1Y 4LD, England (the "RTZ Lender")

WHEREAS

(A) By a Contract of Work dated 30 December 1991 made between The Government of the Republic of Indonesia (the "Government") and FI, the Government appointed FI as the sole contractor for the Government with respect to the Contract Area, as defined in the Contract of Work, with the sole rights to explore, mine, process, store, transport, market, sell and dispose of Products (as defined in the Contract of Work) in the Contract Area (defined as aforesaid)

(B) By a participation agreement of even date herewith between FI and P.T. RTZ-CRA Indonesia, a company in formation under the laws of the Republic of Indonesia ("PT-RTZ"), FI and PT-RTZ agreed, inter alia, to participate in operations under the Contract of Work (as defined below)

(C)    RTZ Lender and PT-RTZ are both subsidiaries of The RTZ
     Corporation PLC

(D) RTZ Lender has agreed to make available to FI a loan facility of up to but not exceeding a maximum aggregate principal amount to be advanced of $450,000,000, repayment of which is to be discharged solely out of FI Incremental Expansion Cashflow (as defined below)

IT IS AGREED as follows

INTERPRETATION

1. (1) In this Agreement

         (a) "Additional Amounts" means such additional amounts as may be required, after the deduction or withholding of Applicable Taxes (including Applicable Taxes with respect to any Additional Amounts), to enable RTZ Lender to receive from FI and retain an amount equal to the full amount stated to be payable to RTZ Lender under Clause 6 of this Agreement, subject to the limit on the rate of Applicable Taxes as a result of the proviso to the definition of "Applicable Taxes"

         (b)             "Advance" means the principal amount of
              each borrowing by FI under this Agreement

         (c) "Advance Date" means, in relation to each Advance, the date specified as such in the relative Advance Request or, on and after the making thereof, the date on which it was made

         (d) "Advance Request" means a request, substantially in the form of Schedule 2 to this Agreement, made by FI to RTZ Lender in accordance with Clause 5 for an Advance to be made by RTZ Lender to FI under this Agreement

         (e) "Applicable Taxes" means all present and future Taxes (whether or not collectable by deduction or withholding) imposed in the Republic of Indonesia, the United States of America or any jurisdiction through or out of which such payment is made or any political subdivision or taxing authority thereof on any payment (other than of principal) by FI to RTZ Lender under this Agreement (other than Taxes imposed, assessed, levied or collected on or with respect to the net income of RTZ Lender), provided that such Applicable Taxes will, with respect to each taxing jurisdiction, be at a rate which does not exceed the rate of withholding on interest giving effect, in each case, to any applicable Tax treaty, with RTZ Lender qualified thereunder as a United Kingdom person and "Applicable Tax" shall be construed accordingly

         (f)             "Approved Expansion Project" has the
              meaning assigned to it in the Participation
              Agreement

         (g)             "Approved Programme and Budget" has the
              meaning assigned to it in the Participation
              Agreement

         (h)             "Available Commitment" means at any time
              $450,000,000 less the aggregate amount of the Advances which have theretofore been made

         (i)             "Bank Credit Agreements" means together
              the FI Credit Agreement and the CDF

         (j)             "Business Day" means a day on which
              banks and foreign exchange markets are open for business in London and New York City

         (k) "CDF" means the Credit Agreement dated as of 30 June 1995 (as amended) between FI, Freeport-McMoRan Copper & Gold Inc. ("FCX"), the banks party to the FI Credit Agreement, The Chase Manhattan Bank (formerly Chemical Bank) as Administrative Agent, JAA Security Agent and as Security Agent, the Trustee and The Chase Manhattan Bank (as successor to The Chase Manhattan Bank (National Association)) as Documentary Agent

         (l)             "Commitment" means the obligation of RTZ
              Lender under and subject to the terms of this Agreement to make available to FI Advances of an aggregate principal amount not exceeding the Available Commitment

         (m)             "Contract Area Block A" has the meaning
              assigned to it in the Participation Agreement

         (n) "Contract of Work" means the Contract of Work referred to in Recital (A)

         (o) "Default" means any Event of Default and any event which, with the giving of any notice and/or the expiry of time and/or the fulfilment of any other condition stated in Clause 11(1) below would be or become an Event of Default

         (p)             "Dispose" has the meaning assigned to
              that expression in the Participation Agreement

         (q) "Early Closing Agreement" means the agreement dated as of the date of this Agreement between FI, FCX, PT-RTZ, The RTZ Corporation PLC, RTZ Jersey Investments One Limited, RTZ Jersey Nominees Limited, First Trust of New York, National Association, as Trustee, The Chase Manhattan Bank (formerly Chemical Bank), as Administrative Agent, JAA Security Agent and Security Agent, and The Chase Manhattan Bank (as successor to The Chase Manhattan Bank (National Association)), as Depositary and Documentary Agent.

         (r) "Encumbrance" means any mortgage, deed of trust or other trust arrangement for the purpose of providing security, deed to secure debt or any other security agreement or arrangement, pledge, hypothecation, assignment for the purpose of providing security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of law, by statute, contract or otherwise, affecting any property, including any power of attorney or agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction with respect to any property

         (s)             "Enterprise Operations" has the meaning
              assigned to it in the Participation Agreement

         (t)             "Event of Default" means any of the
              events specified in Clause 11(1) below

         (u)             "Expansion" has the meaning assigned to
              it in the Participation Agreement

         (v)             "Facility" means the credit facility
              granted to FI by RTZ Lender in this Agreement

         (w)             "Feasibility Study" has the meaning
              assigned to it in the Participation Agreement

         (x) "FI Credit Agreement" means the Credit Agreement dated as of 27 October 1989 (as amended) between FI, FCX, certain banks, The Chase Manhattan Bank (formerly Chemical Bank) as Ad-ministrative Agent, JAA Security Agent and Security Agent, the Trustee and The Chase Manhattan Bank (the successor to The Chase Manhattan Bank (National Association)) as Documentary Agent

         (y)             "FI Incremental Expansion Cashflow"
              means FI's portion of Incremental Expansion
              Cashflow under the Participation Agreement

         (z)             "Fiduciary Assignment of Accounts
              Receivable" has the meaning assigned to it in the Restated Trust Agreement

         (aa) "Government" has the meaning assigned to it in Recital (A)

         (bb)            "Governmental Agency" means the
              Government (including the President and any Minister), and any material state, provincial or local court or governmental agency, authority, instrumentality or regulatory body of Indonesia or any other country

              (cc) "Implementation Agreement" means the agreement
              so designated between FCX and RTZ dated as of 2 May
              1995

              (dd) "Incremental Expansion Cashflow" has the meaning assigned to it in the Participation
              Agreement

              (ee) "Incremental Expansion Revenues" has the meaning assigned to it in the Participation
              Agreement

              (ff) "Intercreditor Agreement" means the agreement dated as of the date of this Agreement between, among others, RTZ Lender, The Chase Manhattan Bank (formerly Chemical Bank), as Administrative Agent and Security Agent, and The Chase Manhattan Bank (as successor to The Chase Manhattan Bank (National Association)), as Depositary and Documentary Agent

              (gg) "Loan" means together the Relevant Approved
              Expansion Project Loans

              (hh) "Month" means a calendar month

              (ii) "Operator" has the meaning assigned to it in the Participation Agreement

              (jj) "Participating Interest" has the meaning assigned to it in the Participation Agreement

              (kk) "Participation Agreement" means the participation agreement referred to in Recital (B)

              (ll) "Prescribed Rate" has the meaning assigned to such expression in Clause 6(3)(a) below

              (mm) "Programme" and "Budget" each has the meaning assigned to it in the Participation Agreement

              (nn) "Reference Banks" means together Morgan
              Guaranty Trust Company of New York, Barclays Bank PLC, Deutsche Bank AG, ABN-AMRO Bank N.V., The Chase Manhattan Bank, and any bank mutually selected by RTZ Lender and FI pursuant to Clause 6(3)(d) below to replace any of such banks and "Reference Bank" means each and any of them

              (oo) "Relevant Costs" means costs, expenses and expenditures to be incurred as comprised in and pursuant to one or more Approved Programmes and Budgets and Applicable Taxes and Additional Amounts payable from Advances as provided in this Agreement

              (pp) "Relevant Approved Expansion Project" means an
              Approved Expansion Project in or towards the financing of which proceeds of Advances made under this Agreement are or will be applied

              (qq) "Relevant Approved Expansion Project Loan" means the aggregate outstanding principal amount of all Advances made to FI under this Agreement in respect of the Relevant Approved Expansion Project together with all interest and commitment fees added thereto as provided in Clause 6(4) below

              (rr) "Restated Trust Agreement" means the amended and restated trust agreement dated as of the date of this Agreement between, among others, FI, RTZ
              Lender and the Trustee

              (ss) "RTZ Lender Financing Annex" means the annex to the Restated Trust Agreement and comprising a part thereof pursuant to which FI Incremental Expansion Cashflow (and FI's related rights under the Concentrate Sales Agreements) are collaterally assigned to the Trustee for the benefit of RTZ Lender

              (tt) "RTZ Lender Lien" means the first priority security interest in FI Incremental Expansion Cashflow (and FI's related rights under the Concentrate Sales Agreements) granted to the Trustee for the benefit of RTZ Lender pursuant to this Agreement, the Restated Trust Agreement and the Fiduciary Assignment of Accounts Receivable as security for the payment of all amounts payable by FI under this Agreement

              (uu) "RTZ Lender's UK Group" means the group of companies comprising The RTZ Corporation PLC and its United Kingdom subsidiaries, where subsidiary has the meaning assigned to it in Section 736 of the Companies Act 1985 of Great Britain

              (vv) "RTZ Loan Transaction Documents" means together the Implementation Agreement, the Participation Agreement, the Early Closing Agreement and the other agreements and documents referred to therein and the Side Letter

              (ww) "Security Documents" means together the Restated Trust Agreement, the Fiduciary Assignment of Accounts Receivable and the RTZ Lender Financing
              Annex

              (xx) "Side Letter" means the agreement dated as of the date hereof among FI, RTZ, PT-RTZ, The Chase Manhattan Bank (formerly Chemical Bank), as Administrative Agent, JAA Security Agent and Security Agent, The Chase Manhattan Bank (as successor to The Chase Manhattan Bank (National Association)), as Documentary Agent and Depositary, the Trustee, RTZ Indonesian Investments Limited and RTZ Lender

              (yy) "Taxes" includes all present and future income and other taxes, levies, imposts, assessments, duties, charges, deductions and withholdings whatsoever together with interest thereon and penalties with respect thereto and "Tax" and "Taxation" shall be construed accordingly

              (zz) "Trustee" means First Trust of New York,
              National Association, trustee under the Trust
              Agreement, and any successor trustee under the Restated Trust Agreement

              (aaa) "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or, as appropriate, the Uniform Commercial Code (or equivalent) as in effect from time to time in any other relevant jurisdiction

              (bbb) "U.S.A." means the United States of America, any state or territory thereof and the District of Columbia

              (ccc) "Year" means a calendar year commencing 1
              January

              (ddd) "dollars" and "$" means the lawful currency for the time being of the U.S.A.

     (2) In this Agreement,

         (a)             the contents page hereof and the
              headings in this Agreement are for convenience only and shall be ignored in construing this Agreement

         (b)             references to a "person" shall include
              an individual, company, corporation, firm, partnership, joint venture, association, trust or agency of a state (in each case, whether or not having a separate legal personality)

         (c) references to any document or agreement, including, without limitation, the Contract of Work, shall include such document or agreement as amended, novated, substituted, varied, supplemented or replaced from time to time

         (d)             references to a party to this Agreement
              or to a Reference Bank or any other person mentioned in this Agreement shall include such party's or person's successors or permitted assigns

         (e)             references to this Agreement shall
              include all schedules and annexes hereto.

                             AMOUNT


2. Subject to the terms of this Agreement, RTZ Lender grants to FI a dollar loan facility whereby RTZ Lender, when requested by FI pursuant to an Advance Request and subject as aforesaid, will make to FI Advances denominated in dollars of an aggregate amount not to exceed $450,000,000.

                             PURPOSE


3. The proceeds of each Advance shall be applied only in or towards financing payment of Relevant Costs of one or more Approved Expansion Projects (and FI undertakes so to apply each such Advance) and no Advance shall be drawn by FI unless the proceeds of such Advance are or will be so applied within thirty days after the Advance Date.

                      CONDITIONS PRECEDENT


4. (1) The obligations of RTZ Lender to make the first Advance to FI under this Agreement are subject to the condition that RTZ
Lender shall first have received all of the following in form and substance satisfactory to it:

         (a) a copy of a resolution of the board of directors of FI approving the transactions and matters to be implemented under the RTZ Loan Transaction Documents to which it is to be party and authorising a specified person or persons to execute and deliver on its behalf the RTZ Loan Transaction Documents to which it is to be party, and to execute and deliver and/or despatch all notices, certificates and other documents to be executed and delivered and/or despatched in connection with any of the RTZ Loan Transaction Documents, such copies to be accompanied by a certificate of FI signed by any authorised officer on behalf of the board of directors confirming that the utilisation by FI of such Advance would not cause any borrowing limit contained in the Articles of FI or in any other agreement or instrument to which FI is a party to be exceeded

         (b) a copy of the signatures of those persons authorised to execute and deliver on behalf of FI the RTZ Loan Transaction Documents to which it is to be party and of those persons authorised to execute and deliver and/or despatch on behalf of FI all notices, certificates and other documents in connection therewith

         (c) a copy of each of the Security Documents duly executed by FI and each of the other parties to it (other than RTZ Lender) together with evidence that the RTZ Lender Lien has been perfected and all taxes, stamp duties and fees payable in respect thereof have been duly paid

         (d)             a legal opinion of Ali Budiardjo,
              Negroho & Reksodiputro, Indonesian legal advisers to FI, addressed to RTZ Lender in form and substance reasonably satisfactory to RTZ Lender

         (e)             a legal opinion of Davis Polk &
              Wardwell, US Counsel to FI, addressed to RTZ Lender in form and substance reasonably satisfactory to RTZ Lender

         (f)             a copy of the Participation Agreement
              duly executed by each of the parties to it

         (g) a copy of the Intercreditor Agreement duly executed by each of the other parties to it and such other evidence that such agreement is in full force and effect as RTZ Lender may reasonably require

         (h)             a copy of the Early Closing Agreement
              duly executed by each of the parties to it

         (i)             a copy of the Side Letter duly executed
              by each of the parties to it.

     (2) The obligations of RTZ Lender in respect of the making of each Advance under this Agreement are subject to the further conditions precedent that both at the time of the relative
Advance Request and at the Advance Date:

         (a) no Event of Default under Clauses 11(1)(a), (e), (i), (j) or (k) shall have occurred and be continuing or would result from or be in existence immediately after the making of such Advance which has not been waived by RTZ Lender

         (b) no Event of Default, act of war, insurrection, rebellion, earthquake or other event of like impact has occurred as a result of which RTZ Lender has determined that, in its reasonable judgment, it is unlikely that the Relevant Approved Expansion Project will proceed to completion, in which event RTZ Lender will nevertheless make Advances (not to exceed the Available Commitment) to cover cash calls required to pay obligations in respect of the Relevant Approved Expansion Project outstanding at the time of the call which the Participants are legally obliged to pay or which are agreed between the Participants to be necessary to pay the costs of suspending or terminating such Relevant Approved Expansion Project

         (c)             such Advance shall not cause the
              Available Commitment to be exceeded

         (d) RTZ Lender shall have received in form and substance satisfactory to it a certificate of FI signed by any authorized officer on behalf of the board of directors confirming that the utilisation by FI of such Advance would not cause any borrowing limit contained in the Articles of FI or in any other agreement or instrument to which FI is a party to be exceeded.

     (3) If any event shall occur as a result of which RTZ Lender (whether before or after Incremental Expansion Cashflow starts being generated) shall cease to have access to 100% of FI Incremental Expansion Cashflow, if any, (including the failure to have the benefit of the Intercreditor Agreement, the Restated Trust Agreement and the Side Letter, or comparable protection), RTZ Lender's obligation to make Advances shall be suspended until such time as RTZ Lender shall again have access to such FI Incremental Expansion Cashflow, it being understood that RTZ Lender and FI shall use their respective best efforts to cure the event giving rise to such cessation of access to such FI Incremental Expansion Cashflow.

                       AVAILABILITY OF ADVANCES


     5. (1) Subject to the terms of this Agreement, FI may require that an Advance be made to it under this Agreement by delivering to RTZ Lender prior to 10am (London time) on the fifth
Business Day before the proposed Advance Date, a duly completed
Advance Request.

     (2) Each Advance Request shall specify:

         (a)             the amount of the proposed Advance,
              which shall not be in such an amount as to exceed the Available Commitment

         (b) (unless previously notified to RTZ Lender in writing and not revoked in accordance with this Agreement) the details of the bank and account to which the proceeds of the proposed Advance are to be made available

         (c) the Relevant Approved Expansion Project, together with, in the case of the first Advance
              Request in respect of a Relevant Approved Expansion
              Project, FI's best estimate, taken from the Feasibility Study for the Relevant Approved
              Expansion Project, of

              (i)                  the aggregate of the projected
                  Relevant Costs of the Relevant Approved
                  Expansion Project

              (ii) the period over which the projected Relevant
                  Costs of the Relevant Approved Expansion
                  Project will be incurred and

              (iii) an assumed repayment schedule based upon the
                  application of 100% of FI Incremental Expansion
                  Cashflow, such schedule to be derived from the related Feasibility Study

         (d) reasonable details of the Relevant Costs of the Relevant Approved Expansion Project in question and that such sums fall due and that such proceeds will be so applied within thirty days after the proposed Advance Date.

     (3) Subject to the terms of this Agreement, each Advance Request shall be irrevocable. Each Advance Request shall be based on a cash call (pursuant to paragraph 10.3 of the Accounting Procedures constituting part of the Participation Agreement) with respect to an Approved Expansion Project.

                            LENDER RETURN


     6. (1) There shall be determined separately for each Relevant Approved Expansion Project the rate of interest applicable to Advances made to finance payment of Relevant Costs of that Relevant Approved Expansion Project.

       (2)  The rate of interest applicable to a Relevant
Approved Expansion Project Loan shall be the rate per annum determined by RTZ Lender in accordance with Clause 6(3) below to be the Prescribed Rate for that Relevant Approved Expansion
Project.

     (3) (a) Not later than the third Business Day before the proposed Advance Date for the first Advance under this Agreement in respect of each Relevant Approved Expansion Project, RTZ Lender shall select, at its absolute discretion, three of the Reference Banks and ask each of the three Reference Banks selected to provide RTZ Lender with a quote of (1) the rate of interest at which such Reference Bank would be prepared to make available to a subsidiary of The RTZ Corporation PLC a loan facility on the following basis:

              (i)                  the loan would be in an amount
                  equal to the estimate given by FI pursuant to Clause 5(2)(c)(i) in relation to the Relevant
                  Approved Expansion Project

              (ii) the loan would be capable of being drawn over
                  the period estimated by FI pursuant to Clause
                  5(2)(c)(ii) in relation to the Relevant
                  Approved Expansion Project

              (iii) the loan would have an assumed repayment
                  schedule based upon the application of 100% of FI Incremental Expansion Cashflow, such schedule to be derived from the related
                  Feasibility Study

              (iv) the rate of interest should be a floating
                  rate, based on a margin over LIBOR, LIBOR being the rate quoted by the Reference Bank in the ordinary course of business in the London Interbank Eurodollar Market at or about 11.00am (London time) on the day the Reference Bank supplies to RTZ Lender its rate for the offering of dollar deposits for a period of up to six months

              (v)                  the loan would be
                  unconditionally guaranteed, as to principal and interest, by The RTZ Corporation PLC and (2) the rate of any commitment fee.

                         The Prescribed Rate for the Relevant
              Approved Expansion Project Loan shall be the arithmetic mean (rounded up, if necessary, to the nearest fourth decimal place) of the respective rates quoted to RTZ Lender, provided that if any of the Reference Banks shall be unable or otherwise fails to supply a rate by 1.00pm (London time) on the date falling ten Business Days after the date of RTZ Lender's request, RTZ Lender shall select another Reference Bank or Banks to provide a quote on the basis set out above and provided further that if, by 1.00pm (London Time) on the date falling two Business Days before the end of the Month in which the first addition to the Relevant Approved Expansion Project Loan is to be made pursuant to Clause 6(4) below, RTZ Lender shall not have received a rate from each of three of the Reference Banks, the Prescribed Rate shall be determined by RTZ Lender on the basis of the quotations of each of the Reference Banks which have supplied a rate.

                         The rate of any commitment fee
              applicable to the Relevant Approved Expansion Project Loan shall be the arithmetic mean (rounded up, if necessary, to the nearest fourth decimal place) of the respective rates or fees (as appropriate) quoted by the Reference Banks whose quotes of the rates of interest are used by RTZ Lender in determining the Prescribed Rate applicable to the Relevant Approved Expansion Project Loan.

         (b) RTZ Lender shall determine in accordance with Clause 6(3)(a) above and notify to FI not later than the Business Day before the end of the Month in which the first addition to the Relevant Approved Expansion Project Loan is to be made pursuant to Clause 6(4) below the Prescribed Rate and commitment fee applicable to the Relevant Approved Expansion Project Loan.

         (c) Each Relevant Approved Expansion Project Loan (including, for the avoidance of doubt, interest and commitment fee, previously or to be added pursuant to Clause 6(4) below) shall accrue interest at the Prescribed Rate applicable to that Relevant Approved Expansion Project Loan.

         (d) Should any of the Reference Banks cease to carry on business as a bank, the parties shall mutually select another bank with a credit rating reasonably equivalent to that enjoyed at the date of this Agreement by the Reference Bank in question to replace such Reference Bank.

  (4) There shall be added to and become part of each Relevant
Approved Expansion Project Loan on the last Business Day of each
Month the following amounts to the extent not paid:

         (a)             interest accrued thereon calculated in
              accordance with Clauses 6(3)(a) above and 6(5)(a) below and

         (b) an amount equivalent to a commitment fee in respect thereof calculated in accordance with Clauses 6(3)(a) above and 6(5)(b) below.

  (5) RTZ Lender shall, in respect of each Relevant Approved Expansion Project Loan, calculate (on a basis of a 360 day year, comprising 12 months of 30 days each) the interest and commitment fee (if any) to be added to the Relevant Approved Expansion Project Loan on the last Business Day of each Month by multiplying

         (a) in the case of the interest to be added, the Relevant Approved Expansion Project Loan as at the end of the Month in question (immediately prior to the addition on the last Business Day of that Month of any amounts pursuant to Clause 6(4)(a)) by the Prescribed Rate applicable to the Relevant Approved Expansion Project Loan, expressed as a monthly rate, where such monthly rate shall be the interest factor which, when compounded for 12 months, equals the Prescribed Rate applicable to the Relevant Approved Expansion Project Loan

         (b) in the case of the commitment fee to be added, the difference between the estimate of the Advance required in relation to the projected Relevant Costs given by FI pursuant to Clause 5(2)(c)(i) in relation to the Relevant Approved Expansion Project and the Relevant Approved Expansion Project Loan as at the end of the Month in question (immediately prior to the addition on the last Business Day of that Month of any amounts pursuant to Clause 6(4)(b)) by the rate of commitment fee applicable to the Relevant Approved Expansion Project Loan, expressed as a monthly rate, where such monthly rate shall be the factor which, when compounded for 12 months, equals the rate of the commitment fee applicable to the Relevant Approved Expansion Project Loan.

RTZ Lender shall, not later than the fifth Business Day after the end of each Month, send to FI a statement showing the aggregate amount of the Relevant Approved Expansion Project Loan outstanding at the end of the previous Month (prior to the addition of the sums mentioned next) together with the interest and commitment fee applicable during and added to the Relevant Approved Expansion Project Loan at the end of the Month and shall give to FI such explanation regarding the calculation of the interest and commitment fee added as FI may reasonably require.

  (6) Each determination by RTZ Lender of the Prescribed Rate and the rate of commitment fee applicable to a Relevant Approved Expansion Project Loan and the amounts of interest accrued on the Relevant Approved Expansion Project Loan and commitment fee applicable thereto shall, in the absence of manifest error, be conclusive.

                        REPAYMENT OF LOAN


7. (1) Except as otherwise provided in this Agreement, beginning on the Sharing Commencement Date (as defined in the Participation Agreement), FI will pay to (or, in the case of payments in respect of Applicable Taxes and Additional Amounts, on behalf of) RTZ Lender all the FI Incremental Expansion Cashflow (determined in accordance with the Participation Agreement) until the Loan is repaid in full. FI shall not be required to repay the Loan or pay any other obligation under this Agreement from any of its assets other than the FI Incremental Expansion Cashflow provided that in any event the Loan shall mature and be repayable in full on the earlier of the date which is 25 years after the date of the first Advance under this Agreement and the date which is 15 years after the date of the last Advance under this Agreement and provided further that, on such earlier date, FI may, in lieu of repaying the Loan, at its option assign to RTZ Lender all of the FI Incremental Expansion Cashflow in full and final satisfaction of all FI's obligations hereunder and in no circumstances shall FI require or have the right to require RTZ Lender to reassign the same to FI.

  (2) With effect from the Sharing Commencement Date (defined as above), FI shall, not later than the twentieth Business Day after the end of each Month, pay, or cause to be paid, to (or, in the case of payments of Applicable Taxes and Additional Amounts, on behalf of) RTZ Lender in dollars the whole of the FI Incremental Expansion Cashflow for the immediately preceding Month distributed to FI by the Operator in accordance with the terms of the Participation Agreement. Each such payment shall be accompanied by a statement containing details of the FI Incremental Expansion Cashflow computation.

  (3) Not later than 45 Business Days after the end of each Year after the date of commissioning of the first Approved Expansion Project, FI shall send to RTZ Lender a statement showing for the previous Year (or part thereof) the FI Incremental Expansion Cashflow, such statement to contain sufficient data to enable RTZ
Lender to verify the calculation thereof.   If the annual
statement indicates an overpayment of FI Incremental Expansion Cashflow, RTZ Lender shall pay to FI a sum equal to the excess within 30 Business Days. If the annual statement indicates an underpayment of FI Incremental Expansion Cashflow, FI shall pay to RTZ Lender a sum equal to the shortfall within 30 Business Days.

  (4) Each payment under this Clause 7 shall be applied to Relevant Approved Expansion Project Loans in the following order of priority:

              (i)                  first, to any Applicable Taxes
                  or Additional Amounts then payable;

              (ii) secondly, to any amounts of commitment fee or
                  interest then payable, rateably;

              (iii) thirdly, to the principal amount of the
                  Relevant Approved Expansion Project Loans in the order in which the first Advance thereunder is made so that no payment shall be applied to the principal amount of any Relevant Approved Expansion Project Loan other than the first until the principal amount of the first has been repaid in full and so on.

                          UNDERTAKINGS


8. (1) FI undertakes with RTZ Lender that, from the date of this Agreement until all its liabilities under this Agreement have been discharged:

         (a) FI will notify RTZ Lender of any Default promptly upon FI becoming aware of the same and of any remedial action being taken

         (b) FI will not take any action or fail to take any action, including actions or failures to act under the Contract of Work, the Participation Agreement or any of the RTZ Loan Transaction Documents to which it is a party, if the effect of any such action or failure to act would have a material adverse effect on the ability of FI to carry out Enterprise Operations or affect materially and adversely the access of RTZ Lender to 100% of the FI Incremental Expansion Cashflow or affect materially and adversely the rights of RTZ Lender under the RTZ Loan Transaction Documents

         (c) FI will give prompt notice to RTZ Lender of any notice of default, lawsuit, proceeding, action or damage of which it becomes aware which might materially and adversely affect the ability of FI to carry out Enterprise Operations or the access of RTZ Lender to 100% of the FI Incremental Expansion Cashflow or might materially and adversely affect the rights of RTZ Lender under the RTZ Loan Transaction Documents

         (d) FI shall at all times maintain in full force and effect for the benefit of RTZ Lender a first priority lien with respect to 100% of the FI Incremental Expansion Cashflow, free and clear of all Encumbrances except for a subordinated lien in favour of the secured creditors of FI that are parties to the Intercreditor Agreement to the extent provided for in the Intercreditor Agreement and the Side Letter

         (e) FI shall not Dispose of any part of its share of Incremental Expansion Revenues without the prior written consent of RTZ Lender and in the event of any such Disposal, FI shall procure that the transferee commits in writing to RTZ Lender to be bound by the repayment provisions of this Agreement to the extent of the Participating Interest or such other interest transferred

         (f) FI shall at its own expense execute any and all further deeds, documents, agreements and instruments, and take all such further actions as may be required under applicable law or which RTZ Lender may reasonably request in order to perfect the transactions contemplated by this Agreement, the Restated Trust Agreement and the Fiduciary Assignment of Accounts Receivable, subject to the Intercreditor Agreement and the Side Letter and in order to grant, preserve, protect and perfect the validity and first priority of the RTZ Lender Lien.

     (2) RTZ Lender shall record in RTZ Lender's internal records separately for each Relevant Approved Expansion Project Loan the date and amount of each Advance from RTZ Lender to FI, the amount of interest and other sums added to the Relevant Approved Expansion Project Loan on the last Business Day of each Month and the date each such amount is added, and the date and amount of each payment by FI to RTZ Lender under this Agreement with respect to the Relevant Approved Expansion Project Loan provided that the failure of RTZ Lender to make or any error in any such entries shall not affect the obligations of FI under this Agreement.

                              ILLEGALITY


     9. If any change in or the introduction of any law, regulation, treaty or (whether or not having the force of law) official directive or rule of any governmental, fiscal, monetary or regulatory (including any self regulatory) authority, organisation or agency of or in the United Kingdom, Indonesia or the U.S.A., or any change in the interpretation, administration or application thereof by the relevant courts or other authority, organisation or agency in any such jurisdiction or compliance by RTZ Lender therewith, shall make it unlawful or contrary to any such regulation, treaty, official directive or rule for RTZ Lender to make available or fund or maintain or to give effect to its obligations as contemplated hereby, RTZ Lender may, by notice thereof to FI, declare that, to the extent that they are so unlawful or contrary to such regulation, treaty, official directive or rule, RTZ Lender's obligations to FI hereunder shall be suspended forthwith whereupon such obligations and RTZ Lender's Commitment shall be so suspended until such time as such condition is no longer operative. If and to the extent that the continued lending thereof by RTZ Lender would cause RTZ Lender to be in breach of such law, regulation, treaty, official directive or rule, FI will co-operate with RTZ Lender with a view to enabling RTZ Lender to transfer the Loan, its rights under the Trust Agreement and its obligations under this Agreement to another subsidiary of The RTZ Corporation PLC incorporated in a jurisdiction where there is no such illegality provided that if no such subsidiary acceptable to both FI and The RTZ Corporation PLC is identified within a period of twelve months, RTZ Lender's obligations to FI hereunder shall be terminated.

                               PAYMENTS


     10. (1) All payments to be made by FI to RTZ Lender under this Agreement shall be made in dollars in same day funds to such account at such bank or office in New York City as RTZ Lender shall designate by notice to FI given not less than five Business Days prior to the date of such payment.

       (2) All payments to be made by RTZ Lender to FI under this Agreement shall be made in dollars in same day funds to such account at such bank or office as FI may designate by notice to RTZ Lender given not less than five Business Days prior to the date of such payment or as FI shall designate in the relevant Advance Request.

     (3) (a) FI shall pay to or on behalf of RTZ Lender from the sources specified below (the "Specified Sources") an amount equal to all Applicable Taxes with respect to amounts payable under this Agreement, together with any Additional Amounts, in accordance with Clause 10(3)(c). Payments from Specified Sources shall mean:

              (i)                  in the period before any
                  Incremental Expansion Cashflow is generated, out of Advances (not to exceed the Available Commitment) and should any proposed Advance in respect of such payments otherwise cause the Available Commitment to be exceeded, FI may, at its option, either suspend claiming a deduction for interest on the Loan (but this is without prejudice to the accrual of interest under Clause 6) or request an advance from RTZ Lender for the excess which shall be granted on the same terms as those applicable to Advances under this Agreement but at a rate of interest reflecting a loan to FI and not to The RTZ Corporation PLC

              (ii) in the period after Incremental Expansion
                  Cashflow begins to be generated, subject to Clause 10(3)(c), first, from Incremental Expansion Cashflow available at the time of payment and secondly, to the extent that there is insufficient to meet any payment, from Advances (not to exceed the Available Commitment) and should any proposed Advance in respect of such payments otherwise cause the Available Commitment to be exceeded, FI may, at its option, either suspend claiming a deduction for interest on the Loan (but this is without prejudice to the accrual of interest under Clause 6) or request an advance from RTZ Lender for the excess which shall be granted on the same terms as those applicable to Advances under this Agreement but at a rate of interest reflecting a loan to FI and not to The RTZ Corporation PLC.

         (b) FI shall from the Specified Sources indemnify RTZ Lender against and reimburse RTZ Lender upon demand for any Applicable Taxes or Additional Amounts paid by RTZ Lender and any loss, liability, claim or expenses (including interest, penalties, fines, surcharges and legal fees) which RTZ Lender may incur at any time arising out of or in connection with any failure of FI to make any payments of Applicable Taxes or Additional Amounts.

         (c) FI shall pay or account to the relevant taxation or other authorities from the Specified Sources within the period permitted by applicable law the full amount of any Applicable Tax or Additional Amounts payable hereunder and within thirty days after each payment by FI hereunder of any such Applicable Tax or Additional Amounts, FI shall deliver to RTZ Lender evidence (including receipts where obtained within that period) that such Applicable Tax or Additional Amounts have been duly remitted to the appropriate authority. If any such receipts are obtained after the expiry of such thirty day period, FI shall furnish copies thereof promptly to RTZ Lender.

                         FI shall promptly pay to RTZ Lender from
              the Specified Sources the full amount of any Applicable Taxes and Additional Amounts in respect thereof upon receipt of notice from RTZ Lender of the imposition and amount of such Applicable Tax and Additional Amounts when such Applicable Tax and Additional Amounts are imposed on any payment in the hands of RTZ Lender.

         (d) If, following the imposition of any Applicable Tax or Additional Amount, under this Clause 10(3), RTZ Lender determines in its absolute discretion that it has obtained a refund of Tax payable by it or obtained or used a credit or any other relief against Tax on its profits or income (any of the foregoing being a "Tax Credit") which RTZ Lender in its absolute discretion is able to quantify and identify as attributable to Applicable Tax or the Additional Amounts paid by FI, then, if RTZ Lender can do so without any adverse consequences for itself or any other company in RTZ Lender's Group, RTZ Lender shall treat as a payment made pursuant to Clause 7 such proportion of that Tax Credit as RTZ Lender in its absolute discretion may determine will leave RTZ Lender and each other company in RTZ Lender's Group (after that reimbursement) in no better or worse position in respect of their worldwide Tax liabilities than they would have been in if no payment by FI of Applicable Taxes or Additional Amounts had been required. RTZ Lender shall have absolute discretion as to whether to claim any Tax Credit (and, if it does claim, the extent, order and manner in which it does so) and whether any amount is due from it under this Clause 10(3)(d) (and, if so, what amount and when). RTZ Lender shall not be obliged to disclose any information regarding its Tax affairs and computations or those of any other company in RTZ Lender's Group.

         (e) RTZ Lender warrants to FI that RTZ Lender is fully eligible for the benefits of the "Interest" provision of the double taxation treaty between the United Kingdom and the United States of America and of the double taxation treaty between the United Kingdom and The Republic of Indonesia.

                         Each of FI and RTZ Lender shall provide
              to the other promptly and file with any relevant taxation or other authority all information, documents, certificates and returns reasonably required by the other or necessary in order to enable RTZ Lender and FI to claim the benefits of any relevant double taxation treaty in respect of the lower rate of withholding tax on payments other than principal.

                             DEFAULT


11. (1) Each of the events set out below is an Event of Default
(whether or not caused by any reason whatsoever outside the control of FI or any other person):

         (a) if default is made in the payment of any sum due under this Agreement on the due date and otherwise in accordance with the provisions of this Agreement and such failure shall continue for 30 days after notice by RTZ Lender; or

         (b) if FI for any reason fails duly and promptly to perform or observe any of its material obligations under this Agreement or any of the other RTZ Loan Transaction Documents to which it is party and such failure shall continue for 30 days after notice by RTZ Lender; or

         (c) if any authorisation, approval or consent necessary for FI to enter into or perform this Agreement or any of the other RTZ Loan Transaction Documents to which it is party or to ensure that this Agreement or any of the other RTZ Loan Transaction Documents is legal, valid and enforceable is revoked or terminated or expires and is not renewed; or

         (d)             if for any reason the Intercreditor
              Agreement, the Side Letter or any of the Security
              Documents shall cease to be valid, legally binding and enforceable; or

         (e) if the maturity of the indebtedness under either of the Bank Credit Agreements has been accelerated as a result of an Event of Default as defined in and under such Bank Credit Agreements; or

         (f) if FI shall abandon or postpone indefinitely or resolve to abandon or postpone indefinitely Enterprise Operations in or relating to Contract Area Block A or shall no longer be entitled to carry on Enterprise Operations in or relating to Contract Area Block A, whether because of its default under or termination of the Contract of Work or for any reason whatsoever; or

         (g) if the Contract of Work shall be terminated or otherwise fail to be in full force and effect or shall be amended without the consent of RTZ Lender in any manner which materially and adversely affects the rights and benefits granted to RTZ Lender under the RTZ Loan Transaction Documents or the Minister of Mines and Energy of Indonesia (or any successor entity) or the Government shall take any action in contravention of the Contract of Work or otherwise which materially and adversely affects FI's ability to perform its obligations under the RTZ Loan Transaction Documents to which it is a party or the rights and benefits granted to RTZ Lender under any of the RTZ Loan Transaction Documents; or

         (h) any Governmental Agency shall condemn, seize, nationalise, consume the management of or appropriate any material part of FI's Property, assets or revenues (with or without payment of compensation); or

         (i) if a general meeting of shareholders of FI resolves that FI be liquidated or FI suffers the appointment of a receiver, liquidator, administrator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment is neither made ineffective nor discharged within ninety days after the making thereof or such appointment is consented to, requested by or acquiesced in by it; or

         (j) if FI commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order of relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, administrator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; or makes a general assignment for the benefit of creditors; or

         (k)             if entry is made against FI of a
              judgement, decree or order for relief by a court of competent jurisdiction in an involuntary case commenced against FI under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect.

     (2) In the case of any such event as is mentioned in Clause 11(1), and at any time thereafter if any such event shall then be continuing, RTZ Lender may, by written notice to FI, (a) declare that an Allocation Event (as defined in the Restated Trust Agreement) shall have occurred under the Trust Agreement and/or
(b) exercise or cause the Trustee to exercise any or all of the remedies available to RTZ Lender or the Trustee under the Security Documents, the Intercreditor Agreement or the Side Letter, including, without limitation, any action required to enforce RTZ Lender's rights with respect to the FI Incremental Expansion Cashflow.

                               EXPENSES


     12. Each of FI and RTZ Lender shall bear its own costs and expenses incurred in the preparation and negotiation of this Agreement and the other Transaction Documents. Any and all documentary taxes, assessments, notarial or other fees or charges levied by any Governmental Authority by reason of the execution and delivery of or in connection with the performance of this Agreement or any of the other Transaction Documents shall be borne equally between FI and RTZ Lender.

                              ASSIGNMENT


     13. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, but is not assignable without the written consent of the other party hereto provided that RTZ Lender may assign without such consent of FI to a member of RTZ Lender's UK Group. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement. Except to the extent any provision of the Intercreditor Agreement or the Side Letter would permit otherwise, (i) any transfer by FI of any portion of its Participating Interest in accordance with the Participation Agreement, to the extent such assignment relates to its interests in Incremental Expansion Cashflow, shall be subject to the terms and provisions of the RTZ Loan Transaction Documents and in particular, but without limitation, the RTZ Lender Lien, and (ii) no such assignment or transfer shall be effective until there is executed and delivered to RTZ Lender an instrument or instruments in form and substance satisfactory to RTZ Lender evidencing the agreement of the transferee to assume a proportionate share of the payment obligations hereunder and to be bound by all of the other liabilities and to perform all of the other obligations and duties under this Agreement and the other RTZ Loan Transaction Documents to which FI is party. No such assignment or transfer shall relieve FI of its obligations under this Agreement.

                               NOTICES


     14. (1) Except as otherwise stated herein, all notices, demands or other communications hereunder to any party hereto shall be made in writing and shall be deemed to be duly given or made when delivered to such party addressed to it at its address specified in the relevant part of Schedule 1 to this Agreement, or at such other address as such party may hereafter specify for such purpose to the others by notice.

     (2) A notice or other communication received on a non-working day or after 5.00pm on a working day in the place of receipt shall be deemed to be served on the next following working day in such place.

                            GOVERNING LAW


     15. (1) This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

     (2) Each of the parties irrevocably agrees that any suit, action or proceedings (together in this Clause 15 referred to as "Proceedings") arising out of or in connection with this Agreement, except for Proceedings regarding enforcement which may be brought in any jurisdiction, shall be brought in the courts of the Borough of Manhattan in the State of New York and submits to the exclusive jurisdiction of each such court.

     (3) Each of the parties irrevocably waives any objection which it may have now or hereafter to the laying of venue of any Proceedings in any such court as is referred to in this Clause 15 and any claim that any such Proceedings have been brought in an inconvenient forum. Each of the parties hereby to the fullest extent permitted by law waives any right it may have to have any Proceedings take the form of a trial by jury.

     (4) Nothing contained in this Clause 15 shall limit the rights of any party to take proceedings against any other party in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

                            MISCELLANEOUS


     16. If any provision of this Agreement or the Security Documents is prohibited or unenforceable in any jurisdiction such prohibition or unenforceability shall not invalidate the remaining provisions of this Agreement or the Security Documents or affect the validity or enforceability of such provision in any other jurisdiction.

                       (Signature page follows)



IN WITNESS whereof the parties have caused this Agreement to be signed on the date first above written.

P.T. FREEPORT INDONESIA COMPANY

By: /s/ R. Foster Duncan
   _____________________________
   Name: R. Foster Duncan
   Title: Treasurer


RTZ INDONESIAN FINANCE LIMITED

By: /s/ Sandra Walker
   _____________________________
   Name: Sandra Walker
   Title: Attorney-In-Fact



                           SCHEDULE 1

Address for Notices to FI


P.T. Freeport Indonesia Company
Plaza 89, 5th Floor
Jl.H.R. Rasuna Said Kav.X-7 No.6
Jakarta 12940 Indonesia

Telephone:  62 21 850 4555
Telex:      44415 FIIJKTIA
Fax:        62 21 850 6736
Attention:  President-Director

with a copy to: P.T. Freeport Indonesia Company
            1615 Poydras Street
            New Orleans, LA 70112

            Telephone: 504 582 4000
            Telex:   6275993
            Fax:     504 585 3513
            Attention: General Counsel


Address for Notices to RTZ Lender

6 St. James's Square
London SW1Y 4LD
Telephone:      0171 930 2399
Telex:          24639 RTZLDN G
Fax:            0171 930 3249
Attention:      The Secretary

with a copy to: The Treasurer
              The RTZ Corporation PLC
              6 St. James's Square
              London SW1Y 4LD
              Fax: 0171 930 3249


                           SCHEDULE 2

                     Form of Advance Request

To:         RTZ Indonesian Finance Limited
            6 St. James's Square
            London SW1Y4LD

Attention:

[Date]

                             REQUEST

       Agreement dated [                        ] 199[   ]

Dear Sirs

We refer to the Facility constituted by an agreement (the
"Agreement") dated [                        ] 199[   ] made
between this Company as Borrower and RTZ Indonesian Finance Limited as RTZ Lender. Terms defined in the Agreement have the same meanings herein.

We hereby give you notice pursuant to Clause 5 of the Agreement that we require an Advance to be made to us under the Agreement as follows:

(a) Drawdown Date:

(b) Amount:

We set out below the Approved Expansion Project in or towards the financing of which the proceeds of the Advance will be applied:

  [                                           ]

[In the first Advance Request in respect of a Relevant Approved
Expansion Project only:

[Our best estimate, taken from the feasibility study for the Approved Expansion Project referred to above approved pursuant to Clauses 10 and 11 of the Participation Agreement, of

(i) the aggregate of the projected Relevant Costs of the Approved Expansion Project is $

(ii) the period over which the projected Relevant Costs of the Approved Expansion Project will be incurred is years

(iii) we attach an assumed repayment schedule based on the application of 100% of the FI Incremental Expansion Cashflow based on the related Feasibility Study of the Approved
     Expansion Project.]

We set out below details of the Relevant Costs in or towards the financing of which the proceeds of the Advance will be applied and confirm that such proceeds will be applied within thirty days after the proposed Advance Date:

  [                        ]

We confirm that no Event of Default has occurred and is continuing or would occur as a result of the making of the proposed Advance which has not been waived.

Yours faithfully